Exhibit 10.13

Form of House (Warehouse) / Site Lease Contract

Party A (lessor):

Party B (Leasee): Shengfeng

According to the contract law of the people’s Republic of China and relevant laws and regulations, both parties have concluded this contract on the lease of the house from Party A through full consultation on the basis of equality and voluntariness.

Article 1 The location, area, facilities, and equipment of the house

1.1 The house / site rented by Party A to Party B is located at ____________________. The ____________________ structure is ____________________ structure. The detailed floor plan graph is shown in the appendix of this contract.

1.2 See the appendix to the contract for the existing facilities and equipment of the leased house/site. The appendix is delivered to Party B as Party A in accordance with the contract that Party B’s use and Party B’s acceptance basis for returning the house / site at the expiration of the contract lease.

1.3 Party A is the owner of the leased house/site or the person who has the right to sublet it (Appendix 5), and guarantees that the leased house/site has no other rights such as mortgages, nor is there any judicial seizure or freezing.

Article 2 Lease period and purpose

2.1 The lease term is _____ years, starting from ___________ to __________.

2.2 Party B leases the house / site for ____________________ use.

2.3 At the expiration of the lease term, if Party B requests to renew the lease, it shall notify Party A in writing one month before the expiration of the lease term, and renew the lease contract with the consent of Party A. Under the same conditions, Party B has the priority to lease.

2.4 Party B can sublet all or part of the house / site as needed.

2.5 From the date the leased house/site is delivered to Party B, Party A shall grant Party B a _____ day/month-free rent-free period for decoration. During this period, Party B shall be exempt from paying rent, but shall pay the corresponding property maintenance, water and electricity utility fees.

Article 3 Fees and payment

3.1 Rent: RMB ______ yuan per month.

Time and method of rent payment: Party B shall pay the rent monthly, Party A shall provide Party B with legal and effective VAT invoice before the _____ date of the current month, and Party B shall pay the rent to Party A in full within days after receiving the invoice.

3.2 Other expenses: ____________________.

Article 4 Assumption of related expenses and taxes

4.1 Any taxes and fees related to the leased house and land property rights during the lease period shall be paid by Party A in accordance with the law. If relevant government departments increase taxes and fees related to housing, Party A shall bear them.

4.2 Party A shall be responsible for the repair and maintenance of the above-mentioned equipment and facilities in the leased house and bear the expenses.

4.3 The taxes and fees related to Party B’s business activities during the lease period shall be borne by Party B.

4.4 The electricity and water charges incurred in the operation of lighting, air-conditioning and other facilities in the leased house shall be paid by Party B on its own in accordance with the charging standards of relevant government departments.

4.5 Party B shall not bear any other expenses except for the expenses stipulated in this contract.

Article 5 Repair, use and upgrade of leased houses and ancillary facilities

5.1 Unless otherwise agreed in this contract, Party A shall be responsible for the maintenance of the leased house and original facilities. After Party B submits a maintenance request to Party A, Party A shall provide maintenance services in a timely manner within _____ days and arrange for maintenance during non-business hours.

5.2 Party B may carry out the decoration for the business needs, but in principle, it shall not damage the original house structure, and the decoration cost shall be borne by Party B.

5.3 Party B shall properly use the leased house and its auxiliary facilities. If the leased house and facilities are damaged due to improper use, Party B shall be responsible for repairing.

Article 6 The assistance obligations of both parties

6.1 Party A shall be responsible for the cleaning work outside the leased area, including the “Three Guarantees” in front of and behind the door, while Party B shall be responsible for the cleaning work within the leased area.

6.2 Party A shall assist Party B in handling business (including but not limited to industrial and commercial registration and tax registration), design, decoration or reconstruction and expansion of planning, environmental protection, water, electricity (including water / electricity capacity increase), communication, health and other application and approval procedures stipulated by the state, including but not limited to providing Party B with all relevant documents, drawings, data, etc. required for approval.

6.3 Party B shall accept the supervision and guidance of the local industrial and commercial department, tax department, price department, quality inspection department and fire department in its business activities. In case of communication obstacles between Party B and relevant departments, Party A shall actively dredge and coordinate.

6.4 Party A guarantees the normal access of Party B’s vehicles and personnel.

Article 7 Modification, cancellation and termination of the contract

7.1 Both parties can negotiate to change or terminate this contract.

7.2 If Party A has one of the following acts, Party B has the right to terminate the contract:

7.2.1 The house delivered by Party A does not meet the requirements of fire safety or is recognized as dangerous by relevant departments

7.2.2 Party B is unable to operate normally due to defects in the ownership of the house and / or illegal leasing by Party A.

7.3 During the house lease period, if Party B has one of the following acts, Party A has the right to terminate the contract:

7.3.1 Damage to the rented house or ancillary facilities could not be repaired within a reasonable time limit as proposed by Party A.

7.3.2 The house rent is in arrears for more than ______ consecutive days.

7.4 If this contract cannot be performed or losses are caused due to earthquake, typhoon, flood, military action, strike, riot, war, or other unforeseen force majeure events beyond the reasonable control of one party to the contract, the contract shall be terminated in advance, and both parties shall not be responsible for each other. However, the compensation for the operation, decoration, equipment, relocation, etc. within the lease scope of Party B caused by demolition, municipal planning or requisition shall be owned by Party B. When the contract is terminated due to the above reasons, the rent shall be calculated according to the actual use time. If the rent is less than the whole month, it shall be calculated according to the number of days, and the excess shall be refunded and the deficiency shall be compensated.

7.5 If it is necessary for Party B to withdraw the lease due to adjustment of business strategy, Party B shall not be liable for breach of contract after notifying Party A 2 months in advance.

Article 8 House delivery inspection and acceptance inspection

8.1 Party A guarantees to deliver the house before ______________ (YYYY/MM/DD), and guarantees that the house and ancillary facilities are in a state of normal use at the time of delivery.

8.2 When Party B accepts the house, it shall check and accept it in accordance with the “List of Auxiliary Facilities and Equipment” in the appendix of the contract. If there is any objection to the decoration, facilities, and equipment, it should be raised to Party A on the spot, and both parties shall record it in the “List of Auxiliary Facilities and Equipment”. If it is difficult to detect and judge on the spot, it shall be submitted to Party A within 30 days.

8.3 Party B shall return the rented house with ancillary facilities and equipment to Party A on the expiry date of the house lease.

Article 9 Liability for breach of contract

9.1 Party A’s liability for breach of contract.

9.1.1 If Party A takes back the house in advance in violation of this contract, it shall pay Party B liquidated damages equivalent to three months’ rent and compensate Party B for its losses.

9.1.2 If Party B is unable to continue operation due to ownership defects or illegal leasing of the leased house, Party A shall pay Party B liquidated damages equivalent to three months’ rent and compensate Party B for losses.

9.1.3 Party B shall be responsible for the casualties and property losses caused by fire and other accidents due to the unsafe conditions in the leased house / site.

9.2 Party B’s liability for breach of contract

9.2.1 If Party B fails to pay the house rent, it shall pay the overdue fine at the rate of 0.05% of the overdue rent for each overdue day. If the overdue period exceeds 60 days, Party A has the right to terminate the contract.

9.2.2 If Party B withdraws the lease without notifying Party A two months in advance, it shall pay Party A three months’ rent as liquidated damages and compensate Party A for losses.

Article 10 This contract is made in quadruplicate, two for each party, with the same legal effect. This contract shall have legal effect after being signed and sealed by both parties.

Party A (signature/seal):

Authorized representative (signature/seal):

Date:

Party B (signature/seal):

Authorized representative (signature/seal):

Date:

Appendix:

Appendix I “Business License” or resident ID card of both parties

Appendix II Housing Property Certificate

Appendix III ID card of the property owner

Appendix IV Certificate of State-owned Land Use Right

Appendix V Proof of having the legal right to rent (including but not limited to the written certificate of the owner’s permission to sublet, and the original lease contract)

Appendix VI: List of auxiliary facilities and equipment of the house

Appendix VII If the lessor does not sign by himself, a letter of authorization must be provided

(Note: After both parties verify the originals, copy the above materials and affix a seal to the other party for storage. The photocopy is only for this lease.)